Filed Pursuant to Rule 424(b)(3)

File No. 333-248493

NUVEEN TAXABLE MUNICIPAL INCOME FUND

(NYSE: NBB)

(THE “FUND”)

SUPPLEMENT DATED JULY 14, 2023

TO THE FUND’S PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”)

DATED JANUARY 21, 2021, EACH AS SUPPLEMENTED, AND EACH PROSPECTUS SUPPLEMENT

The Board of Directors of the Fund has approved a change to the Fund’s maturity policy.

Effective immediately, (1) the first three sentences in the fourth paragraph in the section of the Fund’s Prospectus Summary, and each Prospectus Supplement, entitled “Investment Objectives and Policies”; and (2) the first three sentences in the seventh paragraph in the section of the Fund’s Prospectus entitled “The Fund’s Investments – Investment Objectives and Policies” are deleted in their entirety and replaced with the following:

Under normal market conditions, the Fund will generally maintain an investment portfolio with an overall weighted average maturity of greater than 10 years.

In addition, effective immediately, the first bullet point in the fourth paragraph under “Investment Objectives and Policies” in the SAI is deleted in its entirety and replaced with the following:

In addition, under normal circumstances, the Fund:

•	will generally maintain an investment portfolio with an overall weighted average maturity of greater than 10 years. The Fund may invest in securities of any duration.

PLEASE KEEP THIS WITH YOUR

FUND’S PROSPECTUS AND SAI FOR FUTURE REFERENCE